SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          October 14, 2003
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                               VITAL LIVING, INC.
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               (Exact Name of Registrant as Specified in Charter)



              Nevada                   000-33211            88-0485596
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(State or Other Jurisdiction         (Commission           (IRS Employer
    of Incorporation)                File Number)        Identification No.)




5080 North 40th Street, Suite #105, Phoenix, Arizona          85018
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(Address of Principal Executive Offices)                    (Zip Code)



Registrant's telephone number, including area code    (602) 952-9909
                                                      --------------



                                 Not Applicable
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)






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Item 2.  Acquisition or Disposition of Assets

     Effective  as of October 14,  2003,  Vital  Living,  Inc.  (the  "Company")
consummated a Stock Purchase Agreement, dated as of October 14, 2003 ("Agreement"), among the Company, Dr. Maynard Howe, Dr. Roger Howe, Bruce Howe (collectively, the "Indemnifying Stockholders") and the other individual stockholders (together with the Indemnifying Stockholders, collectively the "Selling Stockholders") of Doctors For Nutrition, Inc. ("DFN"). DFN is a privately-held San Diego, California based nutraceutical company that distributes a proprietary product called Greens FIRST(TM), a fruit and vegetable-concentrated powdered drink mix, to distributors and health conscious consumers.

     Pursuant to the Agreement, the Company acquired all of the outstanding common stock of DFN in exchange for 1,650,000 shares of the Company's restricted, unregistered common stock. Of the 1,650,000 shares, 650,000 shares are being held in escrow and may be issued to the Selling Stockholders if DFN achieves certain minimum levels of earnings before interest, taxes, depreciation and amortization ("EBITDA") for the period beginning on October 1, 2003 and ending on September 30, 2004 (with the full 650,000 shares due to the Selling Stockholders if DFN achieves $650,000 of EBITDA during this period).
Additionally, 175,000 shares are being held in escrow to secure indemnity obligations of the Selling Stockholders. Further, the Selling Stockholders have agreed to make up to an additional 75,000 shares available to offset any further damages the Company may sustain as a result of any inaccuracies in any representation or warranty of the Indemnifying Stockholders or (ii) the breach of any covenant of the Selling Stockholders as a group.

     In connection with the transaction, DFN entered into an three-year executive services agreement ("Executive Agreement") with Bruce Howe. Pursuant to the Executive Agreement, Mr. Howe will continue to act as DFN's President at a base salary of $100,000 per year with annual raises of $15,000. Additionally, pursuant to the Executive Agreement, Mr. Howe is entitled to (i) a one-time bonus of $25,000, (ii) participation in a profit sharing plan to be enacted by the Company's Board of Directors that will provide for distributions to selected executive employees of up to 6% of the net pre-tax profits of the Company and
(iii) a further bonus of $25,000 if DFN's EBITDA is no less than $250,000 for the period from October 1, 2003 through September 30, 2004. Mr. Howe was also granted an option to acquire 300,000 shares of the Company's Common Stock at an exercise price equal to $1.40 per share, vesting, subject to his continued employment, over three years as follows:

     o 100,000 shares on October 31, 2004 if DFN's EBITDA is no less than $250,000 for the period from October 1, 2003 through September 30, 2004;

     o 100,000 shares on October 31, 2005 if DFN's EBITDA is no less than $350,000 and is no less than 20% of its gross revenue for the period from October 1, 2004 through September 30, 2005; and

     o 100,000 shares on October 31, 2006 if DFN's EBITDA is no less than $500,000 and no less than 20% of its gross revenue for the period from October 1, 2005 through September 30, 2006.

     Also in connection with the transaction, the Company entered into consulting agreements with each of Dr. Roger Howe and Dr. Maynard Howe. Pursuant to the agreements, each of Dr. Roger Howe and Dr. Maynard Howe would serve as members of the Company's Strategic Advisory Board ("SAB") for three years. In exchange for their agreement to serve on the SAB, the Company granted each individual a five-year option to purchase 20,000 shares of the Company's common stock at an exercise price of $1.40 per share, vesting as to 1,674 shares on November 1, 2003 and as to an additional 1,666 shares every three months thereafter for the duration of the agreement.

Item 7.  Financial Statements and Exhibits

     (a)  Financial statements of business acquired*

     (b)  Pro forma financial information*

     (c)  Exhibits

          10.1 Stock Purchase Agreement, dated as of October 14, 2003, among Vital Living, Inc. and the selling stockholders listed on the signature page thereto (without schedules or exhibits)**

          10.2 Escrow Agreement, dated as of October 14, 2003, by and among Vital Living, Inc., the shareholders of Doctors for Nutrition, Inc., Mercantile National Bank-California, as escrow agent, and Bruce Howe, as the representative of the shareholders**

          10.3 Executive Services Agreement, dated as of October 14, 2003, between Doctors For Nutrition, Inc. and Bruce Howe**

          10.4 Strategic Advisor Agreement, dated October 14, 2003, between Vital Living, Inc. and Dr. Roger Howe**

          10.5 Strategic Advisor Agreement, dated October 14, 2003, between Vital Living, Inc. and Dr. Maynard Howe**

          99.1 Press release dated October 15, 2003

* Financial Statements of acquired business for the periods specified in Rule 3-05(b) of Regulation S-X and Pro forma financial statements as required pursuant to Article 11 of Regulation S-X shall be filed by amendment not later than 60 days after the date that the initial report on Form 8-K must be filed.

**To be filed by amendment.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   VITAL LIVING, INC.



                               By: /s/ Stuart A. Benson
                                   ------------------------
                                   Stuart A. Benson
                                   President


Date:  October 29, 2003